Exhibit 10.1
FIRST AMENDMENT TO
COMMON STOCK PURCHASE AGREEMENT
     This FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (the “Amendment”), dated as of June 29, 2007, is made by and among Spatializer Audio Laboratories, Inc., a Delaware corporation (the “Company”), and each of Jay Gottlieb, Gregg Schneider and Helaine Kaplan (collectively, the “Investors”), with reference to the following facts:
     A. The Company and the Investors are parties to that certain Common Stock Purchase Agreement, dated as of April 25, 2007 (the “Purchase Agreement”), providing for the sale of common stock of the Company for an initial payment of $162,366.15 and a second payment $259,786 in the event of the closing of the transactions contemplated by the Asset Purchase Agreement by June 30, 2007.
     B. The parties hereto wish to amend the Purchase Agreement, as it relates to the date of the closing of the transactions contemplated by the Asset Purchase Agreement, on the terms and conditions set forth below.
     C. Pursuant to the Section 9.7 of the Purchase Agreement, the Purchase Agreement may be amended in writing by the Company and by the Investors holding at least a majority of the then outstanding Shares.
     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Amendment to Purchase Agreement. For valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby amend the last sentence of Section 1.2 of the Purchase Agreement to read in its entirety as follows:
“In the event that the closing of the Asset Purchase Agreement does not occur prior to July 6, 2007, the Escrow Funds shall be released to each of the Investors in an amount equal to the amount paid into the Escrow Fund by such Investor.”
     2. Miscellaneous. Except as set forth in Section 1 above, the Purchase Agreement is not being amended hereby and shall remain in full force and effect in accordance with its terms. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. All capitalized terms used but not defined herein shall have the meaning therefor set forth in the Purchase Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY: SPATIALIZER AUDIO LABORATORIES, INC., a Delaware corporation
By:	/s/ Henry Mandell
Henry Mandell, Chairman

INVESTORS’
COUNTERPART SIGNATURE PAGE TO
FIRST AMENDMENT TO
PURCHASE AGREEMENT

INVESTORS:
By:	/s/ Jay A. Gottlieb
Jay A. Gottlieb

By:	/s/ Greggory Schneider
Greggory Schneider

By:	/s/ Helaine Kaplan
Helaine Kaplan